UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2026

REBORN COFFEE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41479	47-4752305
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

580 N. Berry Street, Brea, CA	92821
(Address of principal executive offices)	(Zip Code)

(714) 784-6369

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	REBN	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, on February 6, 2025, Reborn Coffee, Inc. (the “Company”), entered into a Securities Purchase Agreement with the purchasers named therein (the “Arena Investors”), which was amended on March 28, 2025 and July 31, 2025 (as amended, the “Securities Purchase Agreement”). In connection with the Securities Purchase Agreement, the Company issued 10% Original Issue Discount Secured Convertible Debentures to the Arena Investors on February 10, 2025, February 26, 2025, March 28, 2025 and July 31, 2025 (as amended, restated or supplemented from time to time, the “Debentures”).

As previously reported, on October 20, 2025, the Company entered into a Securities Subscription Agreement (the “October Agreement”) with Charles Joeng (“Jeong”), pursuant to which the Company issued 1,192,661 shares of common stock, par value $0.0001 per share (“Common Stock”) to Jeong for an aggregate purchase price of $6,500,000 funded in multiple tranches.

Section 6(a) of the Debentures provides that, at any time prior to the full repayment or full conversion of all amounts owed under the Debentures, the Company receives cash proceeds from the issuance of equity, the Company shall inform the Arena Investors, whereupon the Arena Investors shall have the right to require that the Company immediately apply up to thirty percent (30%) of the gross cash proceeds received from the applicable financing transaction to redeem a portion of the outstanding principal amount of the Debentures. On February 19, 2026, the Arena Investors sent a letter to the Company requesting that the Company pay to the Arena Investors thirty percent (30%) of the gross cash proceeds received from the October Agreement, which the Arena Investors and the Company were in mutual discussion regarding the timing and manner of such payment to the Arena Investors which caused a delay in payment to the Arena Investors (the “Specified Delay”).

On March 31, 2026, the Company and the Arena Investors entered into a Forbearance Agreement (the “Forbearance Agreement”) whereby the Arena Investors would waive and forbear from any exercise of their rights and remedies under the Securities Purchase Agreement, the Debentures and applicable law in connection with the Specified Delay and waive any defaults or events of default which may exist and may be ongoing under the Debentures as of March 31, 2026. In consideration of such forbearance and waiver, the Company agreed to: (i) make payment of $1,059,522 in cash to the Arena Investors on or before April 6, 2026; (ii) make payment of $400,000 in cash to the Arena Investors on or before April 20, 2026; (iii) make payment of $500,000 in cash to the Arena Investors on the sixth day of each month, beginning in May 2026, until the Debentures have been fully paid off or converted; (iv) issue warrants to the Arena Investors to purchase 250,000 shares of Common Stock at an exercise price of $2.00 per share (the “Forbearance Warrants”); and (v) file a registration statement no later than five business days following the filing of the Company’s Annual Report on Form 10-K covering the shares underlying the Forbearance Warrants and other common stock purchase warrants issued to the Arena Investors on December 31, 2025.

The foregoing description of the Forbearance Agreement and the Forbearance Warrants is qualified in its entirety by reference to the full text of the form of Forbearance Warrant and the Forbearance Agreement, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 10.1, respectively, and are incorporated herein in their entirety by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above in this Current Report on Form 8-K relating to the issuance of the Forbearance Warrants is incorporated by reference herein in its entirety. The Company has issued the Forbearance Warrants, and will issue the shares underlying the Forbearance Warrants, pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder. The Arena Investors are each an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No	Exhibit
4.1	Form of Forbearance Warrant
10.1†	Forbearance Agreement by and among Reborn Coffee, Inc. and the Arena Investors dated March 31, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2026

REBORN COFFEE, INC.

By:	/s/ Jay Kim
Name:	Jay Kim
Title:	Co-Chief Executive Officer

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